EXHIBIT 24.1


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                                                                    EXHIBIT 24.1


                                POWER-OF-ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard A. Lauder, Fred H. Langhammer, William P. Lauder and Richard W. Kunes, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 2003 of The Estee Lauder Companies Inc. and any and all amendments thereto, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           SIGNATURE                      TITLE                           DATE
           ---------                      -----                           ----

  /s/ Fred H. Langhammer                  Chief Executive Officer         September 15, 2003
-------------------------------------     and Director
      Fred H. Langhammer                  (Principal Executive Officer)


  /s/ Leonard A. Lauder                   Chairman of the Board           September 15, 2003
-------------------------------------
      Leonard A. Lauder

  /s/ Ronald S. Lauder                    Director                        September 15, 2003
-------------------------------------
      Ronald S. Lauder

  /s/ William P. Lauder                   Director                        September 15, 2003
-------------------------------------
      William P. Lauder

  /s/ Charlene Barshefsky                 Director                        September 15, 2003
-------------------------------------
      Charlene Barshefsky

  /s/ Rose Marie Bravo                    Director                        September 15, 2003
-------------------------------------
      Rose Marie Bravo

  /s/ Irvine O. Hockaday, Jr.             Director                        September 15, 2003
-------------------------------------
      Irvine O. Hockaday, Jr.

  /s/ Richard D. Parsons                  Director                        September 15, 2003
-------------------------------------
      Richard D. Parsons

  /s/ Marshall Rose                       Director                        September 15, 2003
-------------------------------------
      Marshall Rose

  /s/ Lynn Forester de Rothschild         Director                        September 15, 2003
-------------------------------------
      Lynn Forester de Rothschild

  /s/ Richard W. Kunes                    Senior Vice President           September 15, 2003
-------------------------------------     and Chief Financial
      Richard W. Kunes                    Officer (Principal Financial
                                          and Accounting Officer)
